UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020 (January 3, 2020)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Introductory Note

As previously disclosed, on August 25, 2019, PDC Energy, Inc. (“PDC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SRC Energy Inc. (“SRC”), providing for the merger of SRC with and into PDC, with PDC continuing as the surviving corporation (the “Merger”). On December 9, 2019, PDC and SRC filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement, which also constitutes a prospectus of PDC, for the solicitation of proxies in connection with special meetings of PDC’s stockholders and SRC’s shareholders, each to be held on January 13, 2020, for purposes of voting, among other things, on matters necessary to complete the Merger (the “Proxy Statement”).

While SRC and PDC believe that the disclosures set forth in the Proxy Statement comply fully with applicable law, SRC and PDC have determined to voluntarily supplement the Proxy Statement with various disclosures. These disclosures are provided in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K will be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without agreeing in any way that the disclosures below are material or otherwise required by law, PDC and SRC make the following amended and supplemental disclosures:

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

The disclosure on page 70 of the Proxy Statement in the section captioned “The Merger—Background of the Merger” is hereby supplemented by revising the second complete paragraph on the page in its entirety as follows:

In recent years, the strategy and prospects of PDC and SRC, like those of other oil and gas producers with properties in Colorado, have been significantly impacted by new and proposed regulatory requirements. In particular, in 2014, 2016 and 2018, opponents of hydraulic fracturing sought to implement statewide ballot initiatives intended to impose new restrictions on oil and gas development in the state. Proponents of the 2018 initiative, known as Proposition 112, were successful in qualifying the initiative for the ballot for the election held in November 2018. Proposition 112 would have amended the Colorado Oil and Gas Conservation Act to require all new oil and gas development not on federal land to be located at least 2,500 feet away from any occupied structure or broadly defined “vulnerable area”. If enacted, Proposition 112 would have effectively prohibited the vast majority of both PDC’s and SRC’s planned future drilling activities in Colorado. Although Proposition 112 was defeated in the November 2018 election, a new law, referred to as Senate Bill 19-181, was enacted in April 2019. Senate Bill 19-181 made a number of changes to oil and gas regulation in Colorado, in particular through “local control” provisions that give county and municipal governmental authorities the ability to regulate facility siting and surface impacts of oil and natural gas development and to impose requirements that are stricter than state requirements.

The disclosure on page 71 of the Proxy Statement in the section captioned “The Merger—Background of the Merger” is hereby supplemented by revising the second complete paragraph on the page in its entirety as follows:

During 2018 and early 2019, PDC analyzed a number of potential merger and acquisition opportunities, including acquisitions in the Permian Basin in Texas and a combination with SRC. As it continued its dialogue with SRC, it determined that the possibility of a merger of the two companies was potentially attractive. First, PDC believed that the high quality of SRC’s assets and their close proximity to PDC’s DJ Basin properties would enable the combined company to generate significant financial and ongoing operational synergies and, therefore, to further the goals of improving returns and reducing costs. In addition, although PDC, like SRC, recognizes the continuing challenges posed by the changing regulatory environment in Colorado, it also believes that economically viable drilling will continue to be permitted in Weld County. Because each company’s principal assets are located in Weld County, PDC believes this strengthens the rationale for a combination with SRC relative to some other potential growth opportunities. Similarly, PDC and SRC each recognized that the effect of Colorado regulatory concerns would present challenges to completing a significant transaction with a non-Colorado operator that may not be familiar with the regulatory environment in the state and may have reservations about the level of regulatory risk. In addition, both companies believed that the effect of developments in the Colorado regulatory environment on the trading prices of their securities could make the completion of a significant transaction with a non-Colorado operator more challenging and complex, and less likely to succeed.

The disclosure on page 71 of the Proxy Statement in the section captioned “The Merger—Background of the Merger” is hereby supplemented by revising the fourth complete paragraph on the page in its entirety as follows:

In March 2019, Messrs. Brookman and Peterson met again in person at an industry conference and discussed various issues relating to a potential transaction, including the possibility that SRC would be entitled to designate candidates for seats on the combined company’s board and other post-closing governance issues relating to the combined company. However, Mr. Peterson also indicated that SRC wanted to defer further discussion until PDC’s then on-going proxy contest with Kimmeridge Energy Management, LLC (“Kimmeridge”) was resolved so that SRC would have a better understanding of any impact the proxy contest would have on PDC’s leadership and strategic direction. Messrs. Brookman and Peterson met periodically while the proxy contest was ongoing, but Mr. Peterson continued to indicate that SRC would not be interested in a transaction until the proxy contest was resolved without significant changes to PDC’s leadership or business.

The disclosure on page 77 of the Proxy Statement in the section captioned “The Merger— Recommendation of the PDC Board of Directors and PDC’s Reasons for the Merger” is hereby supplemented by revising the first bullet on the page in its entirety as follows:

•	The synergies PDC expects the combined company to be able to obtain as a result of the merger due to what it believes to be the high quality of SRC’s assets and the close proximity of those assets to PDC’s DJ Basin properties, including (i) general and administrative cost savings of approximately $40 million in 2020 with an incremental $10 million of savings in 2021, after completion of PDC’s integration plan, (ii) benefits of a larger scale of operations on ongoing relationships with midstream and service providers, (iii) a consolidated operating area that is expected to create operational cost efficiency through leveraging fixed costs, and (iv) an enhanced ability to work cooperatively with relevant governmental authorities.

The disclosure on page 89 of the Proxy Statement in the section captioned “The Merger— Recommendation of the SRC Board of Directors and SRC’s Reasons for the Merger” is hereby supplemented by revising the second bullet on the page in its entirety as follows:

•	Superior Alternative to Continuing SRC on an Independent, Standalone Basis and Limited Number of Other Potential Acquirors. The SRC board analyzed and discussed the SRC Forecasts (as defined below) as part of its determination that entering into the merger agreement with PDC provided the best alternative for maximizing shareholder value reasonably available to SRC, including when compared to continuing to operate on a stand-alone basis in light of certain risks, such as:

The disclosure on page 98 of the Proxy Statement in the section captioned “The Merger— Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors—Opinion of Citi—Net Asset Value Analysis” is hereby supplemented by revising the first and second complete paragraphs on the page in their entirety as follows:

Citi performed a net asset value analysis of SRC based on the SRC forecasts utilizing New York Mercantile Exchange strip pricing (referred to as NYMEX Strip Pricing), public filings and other publicly available information. An implied aggregate reference range for SRC’s proved developed producing reserves and currently undeveloped resources was derived by calculating the net present values (as of June 30, 2019) of the unlevered, after-tax free cash flows that SRC was projected to generate from such assets based on the SRC forecasts utilizing NYMEX Strip Pricing using a selected range of discount rates of 9.5% to 11.0%. In performing its analysis, Citi took into account, based on the SRC forecasts, public filings and other publicly available information, as applicable, (a) the net present value (as of June 30, 2019, utilizing a discount rate range of 9.5% to 11.0%) of SRC’s estimated post-tax corporate expenses and net hedge gains and losses, and (b) SRC’s estimated net debt of approximately $677 million as of June 30, 2019. This analysis indicated an approximate implied per share equity value reference range for SRC of $3.00 to $3.80.

Citi performed a net asset value analysis of PDC based on the PDC forecasts utilizing NYMEX Strip Pricing, public filings and other publicly available information. An implied aggregate reference range for PDC’s proved developed producing reserves and currently undeveloped resources was derived by calculating the net present values (as of June 30, 2019) of the unlevered, after-tax free cash flows that PDC was projected to generate from such assets based on the PDC forecasts utilizing NYMEX Strip Pricing using a selected range of discount rates of 8.3% to 9.6%. In performing its analysis, Citi took into account, based on the PDC forecasts, public filings and other publicly available information, as applicable, (a) the net present value (as of June 30, 2019, utilizing a discount rate range of 8.3% to 9.6%) of PDC’s estimated post-tax corporate expenses, net hedge gains and losses, and additional payments from the sale of PDC’s midstream assets, and (b) PDC’s estimated net debt of approximately $1.196 billion as of June 30, 2019. This analysis indicated an approximate implied per share equity value reference range for PDC of $21.90 to $26.10.

The disclosure on page 99 of the Proxy Statement in the section captioned “The Merger— Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors—Opinion of Citi—Net Asset Value Analysis” is hereby supplemented by revising the first complete paragraph on the page in its entirety as follows:

Utilizing the approximate implied contribution percentage ranges derived for SRC and PDC described above, and with respect to the ranges derived from adjusted EBITDA data, adjusting to reflect SRC’s and PDC’s net debt of approximately $677 million and approximately $1.196 billion as of June 30, 2019, respectively, Citi calculated the following implied Exchange Ratio reference range, as compared to the Exchange Ratio:

Implied Exchange Ratio Reference Ranges Based on:	Exchange Ratio
Relative Contribution Analysis
0.1163x - 0.1510x	0.1580x

The disclosure on page 101 of the Proxy Statement in the section captioned “The Merger— Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors—Opinion of Goldman Sachs” is hereby supplemented by revising the sixth bullet on the page in its entirety as follows:

•	SRC unaudited forecasted financial and operating information prepared by its management (which we refer to for purposes of this section as the “SRC Forecasts”) and PDC unaudited forecasted financial and operating information prepared by its management (which we refer to for purposes of this section as the “PDC Standalone Forecasts”), and certain financial analyses and forecasts for PDC pro forma for the merger prepared by the management of PDC (which we refer to for purposes of this section as the “PDC Pro Forma Forecasts” and, together with the SRC Forecasts and the PDC Standalone Forecasts, the “Forecasts”), in each case, as approved for Goldman Sachs’ use by SRC, including certain operating synergies projected by the management of PDC to result from the merger, as approved for Goldman Sachs’ use by SRC (which we refer to for purposes of this section as the “Synergies”).

The disclosure on pages 103 and 104 of the Proxy Statement in the section captioned “The Merger— Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors—Opinion of Goldman Sachs—Illustrative Discounted Cash Flow Analysis—SRC Standalone” is hereby supplemented by revising the entire section as follows:

Illustrative Discounted Cash Flow Analysis—SRC Standalone.    Using the SRC Forecasts, Goldman Sachs performed a discounted cash flow analysis of shares of SRC common stock on a standalone basis. Using discount rates ranging from 7.50% to 9.00%, reflecting estimates of SRC’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2019 (i) estimates of unlevered free cash flow for SRC for July 1, 2019 through December 31, 2024 as reflected in the SRC Forecasts prepared by SRC management and (ii) a range of  illustrative terminal values for SRC, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 3.0x to 4.5x to estimated terminal year EBITDA for SRC, was reflected in the SRC Forecasts. Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model (which we refer to for purposes of this section as “CAPM”), which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for SRC was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by SRC’s trading prices (and estimates of next-twelve-months EBITDA as reported by Institutional Brokers’ Estimate System (“IBES”)) over certain prior periods. Goldman Sachs derived a range of illustrative enterprise values for SRC by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for SRC the amount of SRC’s net debt of approximately $677 million as of June 30, 2019, as provided by the management of SRC, to derive a range of illustrative equity values for SRC. Goldman Sachs then divided the range of illustrative equity values it derived by the approximately 250.1 million fully diluted outstanding shares of SRC common stock, as provided by the management of SRC, to derive a range of illustrative values per share of SRC common stock ranging from $3.20 to $6.26.

The disclosure on page 104 of the Proxy Statement in the section captioned “The Merger— Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors—Opinion of Goldman Sachs—Illustrative Discounted Cash Flow Analysis—PDC Standalone” is hereby supplemented by revising the entire section as follows:

Illustrative Discounted Cash Flow Analysis—PDC Standalone.    Using the PDC Standalone Forecasts, Goldman Sachs performed a discounted cash flow analysis of shares of PDC common stock on a standalone basis. Using discount rates ranging from 7.5% to 9.0%, reflecting estimates of PDC’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2019 (i) estimates of unlevered free cash flow for PDC for July 1, 2019 through December 31, 2024 as reflected in the PDC Standalone Forecasts and (ii) a range of illustrative terminal values for PDC, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 2.5x to 4.0x to estimated terminal year EBITDA for PDC, was reflected in the PDC Standalone Forecasts. Goldman Sachs derived such range of discount rates by application of CAPM, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for PDC was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by PDC’s trading prices (and estimates of next-twelve-months EBITDA as reported by IBES) over certain prior periods. Goldman Sachs derived a range of illustrative enterprise values for PDC by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for PDC the amount of PDC’s net debt of approximately $1.196 billion as of June 30, 2019, as provided by the management of PDC, and added to such range the estimated present value of the unconditional contingent payment to be made to PDC in connection with the sale of its midstream assets, as provided by the management of PDC, in each case as approved for Goldman Sachs’ use by the management of SRC, to derive a range of illustrative equity values for PDC. Goldman Sachs then divided the range of illustrative equity values it derived by the approximately 63.9 million fully diluted outstanding shares of PDC common stock, as provided by the management of PDC and approved for Goldman Sachs’ use by the management of SRC, to derive a range of illustrative values per share of PDC common stock ranging from $21.27 to $44.56.

The disclosure on pages 104 and 105 of the Proxy Statement in the section captioned “The Merger—Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors—Opinion of Goldman Sachs—Illustrative Discounted Cash Flow Analysis—Implied Valuation Uplift” is hereby supplemented by revising the entire section as follows:

Illustrative Discounted Cash Flow Analysis—Implied Valuation Uplift.    Using the Pro Forma Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of the combined company on a pro forma basis as of June 30, 2019. Using discount rates ranging from 7.5% to 9.0%, reflecting estimates of the pro forma combined company’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2019, (i) estimates of unlevered free cash flow for the pro forma combined company for July 1, 2019 through December 31, 2024 as reflected in the Pro Forma Forecasts and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 2.75x to 4.25x to estimated terminal year EBITDA for the pro forma combined company, was reflected in the Pro Forma Forecasts. Goldman Sachs derived such range of discount rates by application of CAPM, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple ranges for the pro forma combined company were derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by SRC’s and PDC’s trading prices over certain prior periods (and estimates of next-twelve-months EBITDA for SRC and PDC as reported by IBES). Goldman Sachs derived ranges of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the pro forma combined company the pro forma net debt for the combined company as of June 30, 2019, as provided by management of PDC, and added to such range the estimated present value of the unconditional contingent payment to be made to PDC in connection with the sale of its midstream assets, as provided by the management of PDC, in each case as approved for Goldman Sachs’ use by the management of SRC, to derive a range of illustrative equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative equity values it derived by the approximately 103.4 million fully diluted outstanding shares of the pro forma combined company, as provided by management of PDC and approved for Goldman Sachs’ use by the management of SRC, to derive a range of illustrative values per share of PDC common stock pro forma for the merger. Goldman Sachs then calculated a range of illustrative implied values for the pro forma value to be received per share of SRC common stock pursuant to the merger agreement by multiplying the range of implied values per share of PDC common stock pro forma for the merger derived from the above analysis by the exchange ratio. This analysis resulted in a range of illustrative implied values for the pro forma value to be received per share of SRC common stock pursuant to the merger agreement of $3.86 to $7.28.

The disclosure on pages 106 and 107 of the Proxy Statement in the section captioned “The Merger—Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors—Opinion of Goldman Sachs—Illustrative Present Value of Future Share Price Analysis—Implied Valuation Uplift” is hereby supplemented by revising the entire section as follows:

Illustrative Present Value of Future Share Price Analysis—Implied Valuation Uplift.    Goldman Sachs performed an illustrative analysis of the implied present values of illustrative future values per share of the combined company on a pro forma basis and calculated the implied valuation uplift per share of SRC common stock upon consummation of the merger. Goldman Sachs calculated the implied values per share of the combined company on a pro forma basis as of December 31 for each of the years 2020 to 2023, by applying a range of illustrative one-year forward EV/EBITDA multiples of 2.75x to 4.25x to estimated EBITDA for the pro forma combined company for each of the years 2021 to 2024, as reflected in the Pro Forma Forecasts (which we refer to for purposes of this section as the “2021 Pro Forma EBITDA Estimate”, the “2022 Pro Forma EBITDA Estimate”, the “2023 Pro Forma EBITDA Estimate” and the “2024 Pro Forma EBITDA Estimate”, respectively). The illustrative EV/EBITDA multiple range for the pro forma combined company was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by trading prices of shares of SRC common stock and shares of PDC common stock (and estimates of next-twelve-months EBITDA for SRC and PDC as reported by IBES) over certain prior periods. Goldman Sachs then discounted to present value as of June 30, 2019, using an illustrative discount rate of 8.6%, reflecting an estimate of the pro forma combined company’s cost of equity, the range of illustrative equity values it derived for the shares of the pro forma combined company as of December 31 for each of 2020 to 2023. Goldman Sachs then divided the range of illustrative present equity values it derived for the shares of the pro forma combined company by the approximately 103.4 million fully diluted outstanding shares for the pro forma combined company, as provided by management of PDC and approved for Goldman Sachs’ use by the management of SRC. Goldman Sachs then calculated a range of illustrative implied values for the pro forma value to be received per share of SRC common stock pursuant to the merger agreement by multiplying the range of implied values per share of the pro forma combined company derived from the above analysis by the exchange ratio. This analysis resulted in a range of illustrative implied values for the pro forma value to be received per share of SRC common stock pursuant to the merger agreement of (i) $3.36 to $6.47 using the 2021 Pro Forma EBITDA Estimate, (ii) $3.84 to $6.99 using the 2022 Pro Forma EBITDA Estimate, (iii) $4.07 to $7.16 using the 2023 Pro Forma EBITDA Estimate and (iv) $4.30 to $7.24 using the 2024 Pro Forma EBITDA Estimate.

The disclosure on pages 109 through 114 of the Proxy Statement in the section captioned “The Merger—Certain Unaudited Forecasted Financial Information” is hereby supplemented by revising the entire section as follows:

Certain Unaudited Forecasted Financial Information

PDC, as a matter of course, does not publicly disclose long-term projections as to future revenues, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, certain non-public financial forecasts covering several years that were prepared by PDC’s management were provided to its board and to SRC in connection with each company’s evaluations of the merger and to each company’s financial advisor(s) for their use in advising their respective clients and reliance in connection with their respective financial analyses and opinions as described under “The Merger—Opinion of J.P. Morgan, PDC’s Financial Advisor” and “The Merger—Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors” beginning on pages 80 and 92. The forecasted financial information included in this document that was prepared by PDC’s management was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of forecasted financial information.

SRC does not as a matter of course make public forecasts as to future sales, earnings, or other results. However, the management of SRC has prepared the forecasted financial information set forth below and provided it to the SRC board and to PDC in connection with each company’s evaluations of the merger and to each company’s financial advisor(s) for their use in advising their respective clients and reliance in connection with their respective financial analyses and opinions as described under “The Merger—Opinion of J.P. Morgan, PDC’s Financial Advisor” and “The Merger—Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors” beginning on pages 80 and 92. The accompanying forecasted financial information prepared by SRC’s management was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to forecasted financial information, but, in the view of SRC’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of SRC. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the forecasted financial information.

The inclusion of this information should not be regarded as an indication that either company or its board, affiliates, officers, directors, advisors or other representatives or any other person considered, or now considers, the forecasted financial information to be necessarily predictive of actual future events or results of either company’s operations and should not be relied upon as such. The internal financial forecasts upon which the forecasted financial information was based are subjective in many respects. There can be no assurance that the forecasted financial information will be realized or that actual results will not be significantly higher or lower than forecasted. The forecasted financial information covers several years and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the forecasted financial information in this joint proxy statement/prospectus should not be relied on as necessarily predictive of actual future events.

The forecasted financial information included in this document has been prepared by, and is the responsibility of, PDC’s management and SRC’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying forecasted financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to PDC’s previously issued financial statements. It does not extend to the forecasted financial information and should not be read to do so.

Neither Deloitte & Touche LLP, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the forecasted financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the forecasted financial information.

The forecasted financial information was based on numerous variables and assumptions that were deemed reasonable as of the respective dates when such projections were finalized. However, such assumptions are inherently uncertain and difficult or impossible to predict or estimate and most of them are beyond PDC’s or SRC’s control. Assumptions that were used in developing the forecasted financial information include, but are not limited to: no unannounced acquisitions, no major changes in the regulatory environment and no major unanticipated changes in the availability of midstream infrastructure and services. The forecasted financial information also reflects assumptions regarding the continuing nature of certain business decisions that, in reality, would be subject to change.

Important factors that may affect actual results and cause the forecasted financial information not to be achieved include, but are not limited to, risks and uncertainties relating to PDC’s and SRC’s businesses (including the ability to achieve strategic goals, objectives and targets), commodity prices, midstream capacity, the legal and regulatory environment, prevailing interest rates, general business and economic conditions and other factors described in this joint proxy statement/prospectus or described or referenced in PDC’s and SRC’s filings with the SEC, including each of PDC’s and SRC’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2018, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. For more information, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 55. In addition, the forecasted financial information reflects assumptions that are subject to change and does not reflect revised prospects for PDC’s or SRC’s respective businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasted financial information was prepared.

Each company’s forecasted financial information was developed through such company’s customary strategic planning and budgeting process utilizing reasonable available estimates and judgments at the time of its preparation. Each company’s forecasted financial information was developed on a standalone basis without giving effect to the merger on such company, and therefore, except as otherwise noted below, the forecasted financial information does not give effect to the merger or any changes to the combined company’s operations or strategy that may be implemented after the effective time of the merger if the merger is completed. Furthermore, the forecasted financial information does not take into account the effect of any failure of the merger to be completed and should not be viewed in that context.

Accordingly, there can be no assurance that the forecasted financial information will be realized or that PDC’s future financial results will not vary materially from the forecasted financial information. None of PDC, SRC nor any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the PDC forecasted financial information, and none of PDC, SRC, or any of their respective affiliates undertakes any obligation to update or otherwise revise or reconcile the forecasted financial information to reflect circumstances existing or developments and events occurring after the date of the forecasted financial information or that may occur in the future, even in the event that any or all of the assumptions underlying the forecasted financial information are not realized. Neither PDC nor SRC intends to make available publicly any update or other revision to the forecasted financial information, except as otherwise required by applicable law. None of PDC, SRC or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any PDC stockholder or SRC shareholder or any other person regarding the ultimate performance of PDC or SRC compared to the information contained in the forecasted financial information or that the forecasted financial information will be achieved.

In light of the foregoing factors and the uncertainties inherent in the forecasted financial information, PDC stockholders and SRC shareholders are cautioned not to place undue, if any, reliance on the information presented in this summary of the forecasted financial information.

Summary of Certain PDC Forecasted Financial Information

In preparing the forecasted financial and operating information for PDC and SRC described below, the management team of PDC used the price assumptions set forth in the below tables, which are based on Wall Street consensus pricing and NYMEX oil and gas strip pricing, in each case as of August 22, 2019. In addition, the management team of PDC used internal flat pricing assumptions based on $55/bbl oil and $2.70/MMbtu gas.

	Wall Street Consensus Pricing
	2019E	2020E	2021E	2022E	2023E
Commodity Prices
Oil ($/bbl)	$58.00	$59.75	$60.00	$60.00	$60.00
Gas ($/MMbtu)	$2.76	$2.75	$2.83	$2.95	$3.12

	NYMEX Oil and Gas Strip Pricing
	2019E	2020E	2021E	2022E	2023E	2024E
Commodity Prices
Oil ($/bbl)	$57.64	$53.09	$51.31	$50.89	$51.27	$51.27
Gas ($/MMbtu)	$2.50	$2.37	$2.41	$2.45	$2.53	$2.53

PDC Management Projections for PDC.    The following tables present select unaudited forecasted financial and operating information of PDC for the fiscal years ending 2019 through 2023 or 2019 through 2024, as applicable, prepared by PDC’s management and provided to the PDC board and PDC’s financial advisor, which is referred to as the “PDC unaudited forecasted financial and operating information.” As described above, the PDC unaudited forecasted financial and operating information is based on commodity pricing assumptions as of August 22, 2019.

	Unaudited Financial and Operating Forecast with Wall Street Consensus Pricing
	2019E	2020E	2021E	2022E	2023E
Adjusted EBITDAX ($mm)	$904	$1,123	$1,243	$1,425	$1,557
Operating Cash Flow ($mm)	$841	$1,066	$1,186	$1,340	$1,418
Capital Expenditures ($mm)	$(820)	$(883)	$(973)	$(1,067)	$(1,013)
Unlevered Free Cash Flow ($mm)	$84	$240	$270	$358	$544

	Unaudited Financial and Operating Forecast with NYMEX Oil and Gas Strip Pricing
	2019E	2020E	2021E	2022E	2023E	2024E
Adjusted EBITDAX ($mm)	$901	$1,007	$1,015	$1,145	$1,260	$1,238
Operating Cash Flow ($mm)	$838	$950	$958	$1,073	$1,162	$1,177
Capital Expenditures ($mm)	$(820)	$(883)	$(973)	$(1,067)	$(1,013)	$(930)
Unlevered Free Cash Flow ($mm)	$32	$85	$5	$51	$183	$275

	Unaudited Financial and Operating Forecast with Flat Pricing
	2019E	2020E	2021E	2022E	2023E
Adjusted EBITDAX ($mm)	$890	$1,048	$1,119	$1,273	$1,381
Operating Cash Flow ($mm)	$826	$991	$1,063	$1,196	$1,266
Capital Expenditures ($mm)	$(820)	$(883)	$(973)	$(1,067)	$(1,013)
Unlevered Free Cash Flow ($mm)	$70	$165	$146	$206	$368

PDC Management Projections for SRC.    PDC management also provided to the PDC board and to J.P. Morgan for J.P. Morgan’s use and reliance in connection with its financial analyses and opinion certain unaudited forecasted financial and operating information with respect to SRC, which originated from the information provided by SRC management and summarized in this joint proxy statement/prospectus under the caption “—Certain SRC Unaudited Forecasted Financial Information,” and was adjusted by PDC management to reflect certain anticipated changes in operations on SRC’s properties following the completion of the merger. The following tables set forth a summary of this adjusted forecasted financial and operating information regarding SRC for the years 2019 through 2023 as prepared by PDC management.

	Unaudited Financial and Operating Forecast with Wall Street Consensus Pricing
	2H2019E	2020E	2021E	2022E	2023E
Adjusted EBITDAX ($mm)	$216	$586	$631	$625	$632
Operating Cash Flow ($mm)	$197	$549	$596	$591	$599
Capital Expenditures ($mm)	$(120)	$(379)	$(336)	$(368)	$(347)
Unlevered Free Cash Flow ($mm)	$96	$207	$295	$257	$285

	Unaudited Financial and Operating Forecast with NYMEX Oil and Gas Strip Pricing
	2H2019E	2020E	2021E	2022E	2023E
Adjusted EBITDAX ($mm)	$209	$491	$501	$490	$495
Operating Cash Flow ($mm)	$189	$454	$465	$454	$460
Capital Expenditures ($mm)	$(120)	$(379)	$(336)	$(368)	$(347)
Unlevered Free Cash Flow ($mm)	$89	$112	$165	$122	$148

	Unaudited Financial and Operating Forecast with Flat Pricing
	2H2019E	2020E	2021E	2022E	2023E
Adjusted EBITDAX ($mm)	$196	$529	$563	$552	$549
Operating Cash Flow ($mm)	$176	$492	$527	$517	$515
Capital Expenditures ($mm)	$(120)	$(379)	$(336)	$(368)	$(347)
Unlevered Free Cash Flow ($mm)	$76	$150	$227	$184	$202

The selected unaudited forecasted financial numbers shown in the tables above are not measures that have a standardized meaning prescribed by GAAP and may not be comparable with similar measures presented by other issuers. For purposes of the unaudited forecasted financial information presented above, Adjusted EBITDAX is defined as earnings before interest, taxes, depreciation, amortization and exploration expenses. Operating Cash Flow is defined as Adjusted EBITDAX less interest, taxes and exploration expense plus asset retirement obligations.

PDC DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL AND OPERATING FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Summary of Certain SRC Forecasted Financial Information

In preparing the forecasted financial and operating information for SRC described below, the management team of SRC used the price assumptions set forth in the below tables, which are based on Wall Street consensus pricing and NYMEX oil and gas strip pricing, in each case as of August 9, 2019.

	Wall Street Consensus Pricing
	2019E	2020E	2021E	2022E	2023E	2024E
Commodity Prices
Oil ($/bbl)	$56.03	$60.25	$63.00	$62.00	$62.00	$62.00
Gas ($/MMbtu)	$2.48	$2.80	$3.00	$2.87	$2.87	$2.87

	NYMEX Oil and Gas Strip Pricing
	2019E	2020E	2021E	2022E	2023E	2024E
Commodity Prices
Oil ($/bbl)	$56.01	$52.03	$50.77	$51.25	$51.47	$51.47
Gas ($/MMbtu)	$2.46	$2.39	$2.48	$2.54	$2.58	$2.58

SRC Management Projections for SRC.    The following tables present select unaudited forecasted financial and operating information of SRC for the fiscal years ending 2019 through 2024 prepared by SRC’s management and provided to the SRC board and SRC’s financial advisors, which is referred to as the “SRC unaudited forecasted financial and operating information.” As described above, the SRC unaudited forecasted financial and operating information is based on commodity pricing assumptions as of August 9, 2019.

	Unaudited Financial and Operating Forecast with Wall Street Consensus Pricing
	2019E	2020E	2021E	2022E	2023E	2024E
EBITDA ($mm)	$508	$580	$669	$631	$747	$793
Operating Cash Flow ($mm)	$465	$537	$631	$594	$710	$756
Capital Expenditures ($mm)	$(418)	$(463)	$(369)	$(387)	$(588)	$(473)
Unlevered Free Cash Flow ($mm)	$90	$116	$300	$244	$158	$320

EBITDA, operating cash flow and unlevered free cash flow used in the SRC unaudited forecasted financial and operating information were provided to Citi and Goldman Sachs and may have been relied upon by for purposes of their fairness opinions and by the SRC board in connection with its consideration of the proposed strategic transaction. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Citi or Goldman Sachs for purposes of its fairness opinion or by the SRC board in connection with its consideration of the proposed strategic transaction; accordingly, we have not provided a reconciliation of the financial measures include in the SRC unaudited forecasted financial and operating information.

	Unaudited Financial and Operating Forecast with NYMEX Oil and Gas Strip Pricing
	2019E	2020E	2021E	2022E	2023E	2024E
EBITDA ($mm)	$508	$469	$497	$492	$589	$625
Operating Cash Flow ($mm)	$465	$424	$453	$452	$550	$587
Capital Expenditures ($mm)	$(418)	$(463)	$(369)	$(387)	$(588)	$(473)
Unlevered Free Cash Flow ($mm)	$90	$6	$128	$105	$1	$152

Projections for PDC.    SRC management also provided to the SRC board and to Citi and Goldman Sachs for their use and reliance in connection with each financial advisor’s financial analyses and opinion certain unaudited forecasted financial and operating information with respect to PDC that was provided by PDC management and summarized in this joint proxy statement/prospectus under the caption “—Summary of Certain PDC Forecasted Financial Information.”

The selected unaudited forecasted financial numbers shown in the tables above are not measures that have a standardized meaning prescribed by GAAP and may not be comparable with similar measures presented by other issuers. For purposes of the unaudited forecasted financial information presented above, EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Operating Cash Flow is defined as EBITDA less interest and cash taxes, if any. Unlevered Free Cash Flow is defined as EBITDA less Capital Expenditures and excludes divestitures (acquisitions).

SRC DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL AND OPERATING FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

The disclosure on page 117 of the Proxy Statement in the section captioned “The Merger—Interests of SRC Directors and Executive Officers in the Merger—Transaction Bonuses” is hereby supplemented by revising the entire section as follows:

SRC may grant Transaction Bonuses to SRC’s executive officers and other employees, and to SRC’s non-employee directors in an aggregate amount not to exceed $4,843,000 (of which no more than $4,693,000 will be allocated to employees and no more than $150,000 may be allocated to non-employee directors, which is up to approximately $37,500 per such director). The SRC board has yet to determine to whom, and in what amounts, it will issue Transaction Bonuses, and the SRC board will issue Transaction Bonuses subject to its sole discretion and based on its own criteria to be determined at a later time, which may include recommendations made by and amounts to be paid to SRC’s executive management.

*   *   *   *

Additional Information and Where to Find it

This report does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PDC and SRC. In connection with the proposed transaction, PDC has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of PDC and SRC that also constitutes a prospectus of PDC. Each of PDC and SRC also plans to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Each of SRC and PDC has sent the definitive joint proxy statement/prospectus to its respective security holders seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PDC AND SRC ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS AND WHEN THEY BECOME AVAILABLE, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PDC, SRC AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents and other documents containing important information about PDC and SRC, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PDC are available free of charge on PDC’s website at http://investor.pdce.com/sec-filings or by contacting PDC’s Senior Director of Investor Relations by email at michael.edwards@pdce.com, or by phone at 303-860-5820. Copies of the documents filed with the SEC by SRC are available free of charge on SRC’s website at https://ir.srcenergy.com/investor-relations or by contacting SRC’s Investor Relations Manager by email at jrichardson@srcenergy.com, or by phone at 720-616-4308.

Certain Information Concerning Participants

PDC, SRC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of PDC is set forth in PDC’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 17, 2019. Information about the directors and executive officers of SRC is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on March 28, 2019. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC when such materials become available. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from PDC or SRC using the contact information indicated above.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that PDC or SRC assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on PDC’s management’s and SRC’s management’s current beliefs and assumptions, based on currently available information, as to the outcome and timing of future events, including this proposed transaction. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected, expressed or implied by the management of PDC or of SRC. These include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of PDC may not approve the Merger or the PDC Common Stock Issuance or that shareholders of SRC may not approve the Merger, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of PDC’s securities or SRC’s securities, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PDC and SRC to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that the combined company may not operate as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or that it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond PDC’s or SRC’s control, including those detailed in PDC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on its website at http://investor.pdce.com/sec-filings and on the SEC’s website at http://www.sec.gov, and those detailed in SRC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on SRC’s website at https://ir.srcenergy.com/investor-relations and on the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2020	PDC ENERGY, INC.

	By:	/s/ Nicole Martinet
	Name:	Nicole Martinet
	Title:	General Counsel, Senior Vice President and Corporate Secretary